CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-237421) of Nuveen S&P 500 Dynamic Overwrite Fund of our report dated February 28, 2024, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 7, 2024